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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in the Registration Statement of AUL American Individual Variable Annuity Unit Trust (the "Trust"), the Individual Flexible Premium Deferred Variable Annuity StarPoint, on Form N-4 in the Statement of Additional Information of our report dated March 8, 2002, on our audits of the combined financial statements of OneAmerica Financial Partners, Inc. and to the incorporation by reference of our report dated February 1, 2002, on our audits of the financial statements of the Trust. We also consent to the references to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



/s/  PricewaterhouseCoopers LLP

August 30, 2002